GENE THERAPIES

SIO GENE THERAPIES INC.
130 WEST 42ND STREET
26TH FLOOR
NEW YORK, NY 10036

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 22, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SIOX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 22, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57206-P59758

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIO GENE THERAPIES INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Frank Torti, M.D.	☐	☐	☐
1b. Atul Pande, M.D.	☐	☐	☐
1c. Pavan Cheruvu, M.D.	☐	☐	☐
1d. Berndt Modig	☐	☐	☐
1e. Senthil Sundaram	☐	☐	☐
1f. Eric Venker, M.D., Pharm.D.	☐	☐	☐
1g. Kristiina Vuori, M.D., Ph.D.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	**Against**	**Abstain**
2. Ratification of the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2022;	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Solicitation Materials;	☐	☐	☐

The Board of Directors recommends you vote 3 years on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. To indicate, on a non-binding, advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers; and	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
5. To approve the Company's 2015 Equity Incentive Plan, as amended, to increase the total number of shares of common stock reserved for issuance under the plan by 5,000,000 shares of common stock.	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D57207-P59758 SIO GENE THERAPIES INC. Annual General Meeting of Stockholders September 23, 2021 10:00 AM ET This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Pavan Cheruvu, M.D. and David Nassif, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIO GENE THERAPIES INC. that the stockholder(s) is/are entitled to vote at the Annual General Meeting of Stockholders to be held online at 10:00 AM, ET, on September 23, 2021, at www.virtualshareholdermeeting.com/SIOX2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.